INDEPENDENT AUDITORS' CONSENT


   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-03325 of Midwest Express Holdings, Inc. on Form S-1 of our report dated January 26, 1996, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.




   DELOITTE & TOUCHE LLP
   Milwaukee, Wisconsin
   May 14, 1996